                                                                    EXHIBIT 4.11

                                                               EXECUTION VERSION

--------------------------------------------------------------------------------

                      MEMBERSHIP INTEREST PLEDGE AGREEMENT
              (CalGen Expansion Company, LLC Membership Interests)

                           dated as of March 23, 2004

                                       by

                        CALPINE GENERATING COMPANY, LLC,
                                   as Pledgor

                                      and

                         CALGEN EXPANSION COMPANY, LLC,
                                   as Company

                                      and

                           WILMINGTON TRUST COMPANY,
                              as Collateral Agent

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
ARTICLE 1. DEFINITIONS; RULES OF CONSTRUCTION...................................    3

  Section 1.1    Definitions....................................................    3
  Section 1.2    Rules of Construction..........................................    4

ARTICLE 2. PLEDGE...............................................................    5

  Section 2.1    Pledged Collateral.............................................    5
  Section 2.2    Delivery of Certificates and Instruments.......................    6
  Section 2.3    Pledgor's Rights...............................................    6
  Section 2.4    Collateral Agent Not Liable....................................    7
  Section 2.5    Attorney-in-Fact...............................................    8
  Section 2.6    Collateral Agent May Perform...................................    8
  Section 2.7    Reasonable Care................................................    8

ARTICLE 3. REPRESENTATIONS AND WARRANTIES.......................................    8

  Section 3.1    Valid Security Interest........................................    8
  Section 3.2    No Liens.......................................................    9
  Section 3.3    Chief Executive Office.........................................    9

ARTICLE 4. COVENANTS............................................................    9

  Section 4.1    Chief Executive Office.........................................    9
  Section 4.2    Supplements; Further Assurances, etc...........................    9
  Section 4.3    Amendment of LLC Agreement.....................................    9
  Section 4.4    Certification of Equity Interests..............................   10
  Section 4.5    Certificates and Instruments...................................   10
  Section 4.6    Bankruptcy.....................................................   10

ARTICLE 5. EXERCISE OF REMEDIES UPON AN EVENT OF DEFAULT........................   10

  Section 5.1    Remedies Generally.............................................   10
  Section 5.2    Sale of Pledged Collateral.....................................   10
  Section 5.3    Purchase of Pledged Collateral.................................   11
  Section 5.4    Application of Proceeds........................................   11

ARTICLE 6. MISCELLANEOUS PROVISIONS.............................................   12

  Section 6.1    Notices........................................................   12
  Section 6.2    Continuing Security Interest...................................   12
  Section 6.3    Release........................................................   12
  Section 6.4    Reinstatement..................................................   12
  Section 6.5    Independent Security...........................................   12
  Section 6.6    Amendments.....................................................   12
  Section 6.7    Successors and Assigns.........................................   13
  Section 6.8    Third Party Beneficiaries......................................   13
  Section 6.9    Survival.......................................................   13
  Section 6.10   No Waiver; Remedies Cumulative.................................   13

Section 6.11  Counterparts......................................................   13
Section 6.12  Headings Descriptive..............................................   13
Section 6.13  Severability......................................................   13
Section 6.14  Governing Law.....................................................   13
Section 6.15  Consent to Jurisdiction...........................................   14
Section 6.16  Waiver of Jury Trial..............................................   14
Section 6.17  Entire Agreement..................................................   14
Section 6.18  Independent Obligations...........................................   14
Section 6.19  Subrogation, Etc..................................................   14
Section 6.20  Collateral Trust Agreement........................................   15
Section 6.21  No Recourse Against Pledgor or the Company........................   15

                      MEMBERSHIP INTEREST PLEDGE AGREEMENT

            This MEMBERSHIP INTEREST PLEDGE AGREEMENT, dated as of March 23, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, this "Agreement"), is entered into by and among CALPINE GENERATING COMPANY, LLC, a Delaware limited liability company ("Pledgor"), CALGEN EXPANSION COMPANY, LLC, a Delaware limited liability company (the "Company"), and WILMINGTON TRUST COMPANY, as collateral agent (together with its successors and permitted assigns in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Collateral Trust Agreement referred to below).

                                    RECITALS

            WHEREAS, Pledgor:

                  (a) intends to issue, together with CalGen Finance Corp. ("CalGen Finance"), as co-issuer, on a non-recourse basis:

                        (i) $235,000,000 in aggregate principal amount of its
            First Priority Secured Floating Rate Notes due 2009 (the "First Priority Notes"), pursuant to the Indenture, dated as of the date hereof (the "First Priority Indenture"), among Pledgor, CalGen Finance, the guarantors party thereto from time to time and Wilmington Trust FSB, as trustee (together with its successors and permitted assigns in such capacity, the "First Priority Indenture Trustee");

                        (ii) $640,000,000 in aggregate principal amount of its
            Second Priority Floating Rate Notes due 2010 (the "Second Priority Notes"), pursuant to the Indenture, dated as of the date hereof (the "Second Priority Indenture"), among Pledgor, CalGen Finance, the guarantors party thereto from time to time and Wilmington Trust FSB, as trustee (together with its successors and permitted assigns in such capacity, the "Second Priority Indenture Trustee"); and

                        (iii) (A) $680,000,000 in aggregate principal amount of
            its Third Priority Secured Floating Rate Notes due 2011 (the "Third Priority Floating Rate Notes"), and (B) $150,000,000 in aggregate principal amount of its 11.50% Third Priority Secured Notes due 2011 (the "Third Priority Fixed Rate Notes" and, together with the First Priority Notes, the Second Priority Notes and the Third Priority Floating Rate Notes, the "Notes"), pursuant to the Indenture, dated as of the date hereof (the "Third Priority Indenture" and, together with the First Priority Indenture and the Second Priority Indenture, the "Indentures"), among Pledgor, CalGen Finance, the guarantors party thereto from time to time and Wilmington Trust FSB, as trustee (together with its successors and permitted assigns in such capacity, the "Third Priority Indenture Trustee");
                  (b)   intends to borrow, on a non-recourse basis;

                        (i) $600,000,000 in aggregate principal amount of first
            priority institutional term loans due 2009 (the "First Priority Term Loans"), pursuant to a Credit and Guarantee Agreement, dated as of the date hereof (the "First Priority Term Loan Agreement"), among Pledgor, the guarantors party thereto from time to time, Morgan Stanley Senior Funding, Inc., as the administrative agent (together with its successors and permitted assigns in such capacity, the "First Priority Term Loan Administrative Agent"), Morgan Stanley Senior Funding, Inc., as sole lead arranger, Morgan Stanley Senior Funding, Inc., as sole book-runner, and the lenders party thereto from time to time; and

                        (ii) $100,000,000 in aggregate principal amount of
            second priority institutional term loans due 2010 (the "Second Priority Term Loans" and, together with the First Priority Term Loans, the "Term Loans"), pursuant to a Credit and Guarantee Agreement, dated as of the date hereof (the "Second Priority Term Loan Agreement" and, together with the First Priority Term Loan Agreement, the "Term Loan Agreements"), among Pledgor, the guarantors party thereto from time to time, Morgan Stanley Senior Funding, Inc., as the administrative agent (together with its successors and permitted assigns in such capacity, the "Second Priority Term Loan Administrative Agent"), Morgan Stanley Senior Funding, Inc., as sole lead arranger, Morgan Stanley Senior Funding, Inc., as sole book-runner, and the lenders party thereto from time to time; and

                  (c) has entered into that certain Amended and Restated Credit Agreement, dated as of the date hereof (the "Revolving Loan Agreement"), among Pledgor, the guarantors party thereto from time to time, the lenders party thereto from time to time, The Bank of Nova Scotia, as administrative agent (together with its successors and permitted assigns in such capacity, the "Revolver Administrative Agent"), and each of the other agents and arrangers party thereto, which provides for the borrowing on a non-recourse basis of up to $200,000,000 in aggregate principal amount of first priority secured revolving loans (the "Revolving Loans");

            WHEREAS, as a condition precedent to the effectiveness of each Term Loan Agreement, the Revolving Loan Agreement and each Indenture, Pledgor is required to execute and deliver this Agreement, pursuant to which Pledgor will pledge its membership interests in the Company to the Collateral Agent;

            WHEREAS, Pledgor, Calpine CalGen Holdings, Inc., the Guarantors (as defined in the Collateral Trust Agreement (as defined below)), the First Priority Indenture Trustee, the Second Priority Indenture Trustee, the Third Priority Indenture Trustee, the First Priority Term Loan Administrative Agent, the Second Priority Term Loan Administrative Agent, the Revolver Administrative Agent and the Collateral Agent have entered into the Collateral Trust Agreement, dated as of the date hereof (the "Collateral Trust Agreement"), which sets forth the terms on which Pledgor, Calpine CalGen Holdings, Inc., CalGen Finance, and the Guarantors, among others, have appointed the Collateral Agent as agent for the present and future holders of the Secured Obligations (as defined in the Collateral Trust Agreement), among others, to (a) receive, hold, maintain, administer and enforce (i) all Security Documents (as defined in the Collateral Trust Agreement) and (ii) all interests, rights, powers and remedies of the Collateral Agent thereunder, and (b) distribute the proceeds of the Collateral (as defined in the Collateral Trust Agreement) in a manner consistent with the priority of liens established by the Collateral Trust Agreement; and

            WHEREAS, Pledgor owns 100% of the membership interests of the Company.

                                   AGREEMENT

            NOW, THEREFORE, in consideration of the premises herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees for the benefit of the Secured Parties as follows:

                                   ARTICLE 1.
                       DEFINITIONS; RULES OF CONSTRUCTION

      Section 1.1 Definitions.

      (a) For purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Collateral Trust Agreement as of the date hereof or as amended in accordance with the terms thereof.

      (b)   The following terms shall have the following respective meanings:

      "Capital Stock" shall mean:

            (1)   in the case of a corporation, corporate stock;

            (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (3) in the case of a partnership of limited liability company, partnership interests (whether general or limited) or membership interests; and

            (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

            "Equity Interests" shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Event of Default" shall mean an "Event of Default" under and as defined in any of the Indentures, any of the Term Loan Agreements, the Revolving Loan Agreement or any other Secured Debt Document.

            "LLC Agreement" shall mean the Limited Liability Company Operating Agreement of CalGen Expansion Company, LLC, dated as of October 31, 2002, as amended, supplemented or modified or replaced from time to time in accordance with the terms hereof and thereof.

            "Pledged Collateral" shall have the meaning ascribed thereto in
Section 2.1(a).

            "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

      Section 1.2 Rules of Construction. Unless the context otherwise requires:

      (a) Any of the terms used or defined herein may be used in the singular or the plural, depending on the reference.

      (b) Except as expressly provided in any Secured Debt Document, any reference to any agreement or instrument shall be deemed to include a reference to such agreement or instrument as assigned, amended, amended and restated, supplemented, otherwise modified from time to time or replaced in accordance with the terms of this Agreement.

      (c) The use in this Agreement of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word "will" shall be construed to have the same meaning and effect as the word "shall."

      (d) References to "Articles", "Sections" and "clauses" shall be to Articles, Sections and clauses, respectively, of this Agreement unless otherwise specifically provided.

      (e) References to "Exhibits", "Annexes", "Appendices" and "Schedules" shall be to Exhibits, Annexes, Appendices and Schedules, respectively, to this Agreement unless otherwise specifically provided.

      (f) The use in this Agreement of the words "herein," "hereof," and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

            This Agreement and any documents or instruments delivered pursuant hereto or thereto shall be construed without regard to the identity of the party who drafted the various provisions of the same. Each and every provision of this Agreement and any instruments and documents entered into and delivered in connection therewith shall be construed as though the parties participated equally in the drafting of the same. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Agreement or the instruments and documents entered into and delivered in connection therewith. If any conflict or inconsistency exists between this Agreement and the Collateral Trust Agreement, the Collateral Trust Agreement shall govern.

                                   ARTICLE 2.
                                     PLEDGE

      Section 2.1 Pledged Collateral.

      (a) As collateral security for the prompt and complete payment and performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the U.S. Bankruptcy Code, 11 U.S.C. Section 362(a) and any successor provision thereof), of all of the First Priority Lien Obligations, whether now existing or hereafter arising and howsoever evidenced, Pledgor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Collateral Agent and the First Priority Secured Parties, a security interest in the following, whether now existing or hereafter from time to time acquired (collectively, the "Pledged Collateral"):

            (i) all of Pledgor's Equity Interests in the Company and all of Pledgor's rights to acquire membership or other Equity Interests in the Company in addition to or in exchange or substitution for any Equity Interests in the Company;

            (ii) all of Pledgor's rights, privileges, authority and powers as an owner of Equity Interests in the Company under the LLC Agreement;

            (iii) all certificates or other documents (if any) representing any and all of the foregoing in clauses (i) and (ii), including, without limitation, the certificates listed on Schedule I hereto;

            (iv) all dividends, distributions, cash, securities, instruments and other property or proceeds of any kind to which Pledgor may be entitled in its capacity as an owner of Equity Interests in the Company by way of distribution, return of capital or otherwise;

            (v) any other claim which Pledgor now has or may in the future acquire in its capacity as an owner of Equity Interests in the Company against the Company and its property; and

            (vi) all proceeds, products and accessions of and to any of the property described in the preceding clauses (i) through (v).

      (b) As collateral security for the prompt and complete payment and performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the U.S. Bankruptcy Code, 11 U.S.C. Section 362(a) and any successor provision thereof), of all of the Second Priority Lien Obligations, whether now existing or hereafter arising and howsoever evidenced, Pledgor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Collateral Agent and the Second Priority Secured Parties, a security interest in the Pledged Collateral.

      (c) As collateral security for the prompt and complete payment and performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the U.S. Bankruptcy Code, 11 U.S.C. Section 362(a) and any successor provision thereof), of all of the Third Priority Lien Obligations, whether now existing or hereafter arising and howsoever evidenced, Pledgor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Collateral Agent and the Third Priority Secured Parties, a security interest in the Pledged Collateral.

      (d) As used herein, the term "proceeds" shall be construed in its broadest sense and shall include whatever is received or receivable when any of the property described in clauses (i) through (v) of Section 2.1(a), or any proceeds thereof, are sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily, and shall include, without limitation, all rights to payment, including interest and premiums, with respect to any such property or any proceeds thereof.

      Section 2.2 Delivery of Certificates and Instruments. All certificates or instruments representing or evidencing the Pledged Collateral, if any, shall be delivered to and held by or on behalf of the Collateral Agent in accordance with
Section 4.5 and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed, undated instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time following the occurrence and during the continuation of an Event of Default (but subject to the terms of the Collateral Trust Agreement including, without limitation, the receipt of lawful directions given to it pursuant to such terms), without notice to Pledgor, to transfer to or to register in its name or in the name of any of its nominees any or all of the Pledged Collateral.

      Section 2.3 Pledgor's Rights.

      (a)   Voting Rights.

            (i) Unless an Event of Default shall have occurred and be continuing and written notice shall have been provided by the Collateral Agent to Pledgor (provided that if an Insolvency Proceeding shall have occurred with respect to Pledgor, such written notice shall not be required and shall be deemed to have been received by Pledgor upon the occurrence of such Event of Default), Pledgor shall be entitled to exercise all voting and other rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, right exercised or other action taken which would result in any violation of any provision of this Agreement or any other Secured Debt Document.

            (ii) Upon the occurrence and during the continuation of an Event of Default and upon written notice from the Collateral Agent to Pledgor (provided that if an Insolvency Proceeding shall have occurred with respect to Pledgor, such written notice shall not be required and shall be deemed to have been received by Pledgor upon the occurrence of such Event of Default), all voting and other rights of Pledgor with respect to the Pledged Collateral which Pledgor would otherwise be entitled to exercise pursuant to the terms of this Agreement or otherwise shall cease, and all such rights shall be vested in the Collateral Agent which shall thereupon have the sole right to exercise such rights. After all Events of Default have been cured or waived and Pledgor has delivered to the Collateral Agent a certificate to that effect, Pledgor's rights under this Section 2.3 shall be reinstated.

      (b)   Distributions.

            (i) Unless an Event of Default shall have occurred and be continuing and written notice shall have been provided by the Collateral Agent to Pledgor (provided that if an Insolvency Proceeding shall have occurred with respect to Pledgor, such written notice shall not be required and shall be deemed to have been received by Pledgor upon the occurrence of such Event of Default), Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that all such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Secured Debt Documents.

            (ii) Upon the occurrence and during the continuation of an Event of Default and upon written notice from the Collateral Agent to Pledgor (provided that if an Insolvency Proceeding shall have occurred with respect to Pledgor, such written notice shall not be required and shall be deemed to have been received by Pledgor upon the occurrence of such Event of Default), all rights of Pledgor to the dividends, interest, principal and other distributions shall cease and all such rights shall be vested in the Collateral Agent which shall thereupon have the sole right to receive such distributions. After all Events of Defaults have been cured or waived and Pledgor has delivered to the Collateral Agent a certificate to that effect, Pledgor's rights under this Section 2.3 shall be reinstated.

      (c) Turnover. All distributions and other amounts which are received by Pledgor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement requested by Collateral Agent).

      Section 2.4 Collateral Agent Not Liable. Notwithstanding any other provision contained in this Agreement, Pledgor shall remain liable under the LLC Agreement to observe and perform all of the conditions and obligations to be observed and performed by Pledgor thereunder. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and the interests of the Secured Parties and shall not impose any duty upon it to exercise any such powers. Neither the Collateral Agent, its Affiliates nor any of their directors, officers, employees, Affiliates or agents shall be liable for acting in any way hereunder, for failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of Pledgor or otherwise.

      Section 2.5 Attorney-in-Fact. Pledgor hereby appoints the Collateral Agent, on behalf of the Secured Parties, as its true and lawful attorney-in-fact and proxy, with full power and authority in the place and stead of Pledgor and in the name of Pledgor or in its own name, at Pledgor's cost and expense, to the extent reasonable, from time to time to take any action and to execute any instrument which may be reasonably necessary to enforce its rights under this Agreement, including, without limitation, authority to receive, endorse and collect all instruments made payable to Pledgor representing any distribution, interest payment or other payment in respect of the Pledged Collateral or any part thereof to be paid over to the Collateral Agent pursuant to Sections 2.3
(b) and (c) and to give full discharge for the same.

      Section 2.6 Collateral Agent May Perform. If Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may (but shall not be obligated to) itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Company under Section
8.7 of the Collateral Trust Agreement; provided that if an Insolvency Proceeding shall have occurred with respect to Pledgor, the written request described in this Section 2.6 shall not be required and shall be deemed to have been received by Pledgor upon the failure of Pledgor to perform such agreement.

      Section 2.7 Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent accords its own property of the type of which the Pledged Collateral consists, it being understood that the Collateral Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

                                  ARTICLE 3.
                         REPRESENTATIONS AND WARRANTIES

            Pledgor represents and warrants to the Collateral Agent for its benefit and the benefit of the Secured Parties, as of the Closing Date, as follows, which representations and warranties shall survive the execution and delivery of this Agreement:

      Section 3.1 Valid Security Interest. When UCC financing statements naming Pledgor as "debtor" and Collateral Agent as "secured party" and describing the Pledged Collateral are filed in the appropriate filing offices, this Agreement will create a perfected security interest in all right, title and interest of Pledgor in the Pledged Collateral, to the extent perfection can be obtained by filing UCC financing statements in such jurisdictions. When Pledged Collateral constituting certificated securities (as defined in the UCC) is delivered to the Collateral Agent, together with instruments of transfer duly endorsed in blank, this Agreement will create a perfected security interest in all right, title and interest of Pledgor in such certificated securities to the extent perfection is governed by the UCC as in effect in any applicable jurisdiction.

      Section 3.2 No Liens. Pledgor is the owner of all of its right, title and interest in the Pledged Collateral free from any Liens other than the Liens created pursuant to this Agreement and other Permitted Liens.

      Section 3.3 Chief Executive Office. As of the Closing Date, the chief executive office of Pledgor and the office where Pledgor keeps its records concerning the Pledged Collateral is located at:

                  Calpine Generating Company, LLC
                  c/o Calpine Corporation
                  50 West San Fernando Street
                  San Jose, California 95113

Pledgor's taxpayer identification number is 77-0555128 and Pledgor's organizational identification number with the State of Delaware is 3282581. The name of Pledgor is Calpine Generating Company, LLC, as indicated on the public record of the State of Delaware.

                                   ARTICLE 4.
                                   COVENANTS

            Pledgor hereby covenants and agrees from and after the date of this Agreement until the termination of this Agreement in accordance with the provisions of Section 6.3 hereof:

      Section 4.1 Chief Executive Office. Pledgor shall not establish a new location for its chief executive office, change its state of incorporation or change its name until (i) it has given to the Collateral Agent not less than thirty (30) days prior written notice of its intention so to do, clearly describing such new location or specifying such new state or name, as the case may be, and (ii) with respect to such new location or such new state or name, as the case may be, it shall have taken all action necessary to maintain the security interest of the Collateral Agent in the Pledged Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

      Section 4.2 Supplements; Further Assurances, etc. Pledgor shall at any time and from time to time, at the expense of Pledgor, promptly execute and deliver all further instruments and documents, and take all further action, that the Collateral Agent may reasonably request, in order to perfect any security interest granted or purported to be granted hereby in the Pledged Collateral or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

      Section 4.3 Amendment of LLC Agreement. Pledgor shall not, without the prior written consent of the Collateral Agent, agree to or permit (a) the cancellation or termination of the LLC Agreement, except upon the expiration of the stated term thereof, or (b) any amendment, supplement or modification of, or waiver with respect to any of the provisions of, the LLC Agreement, in either case, that is prohibited by the Secured Debt Documents; provided, that Pledgor agrees that it shall not, without the prior written consent of the Collateral Agent, amend or modify the LLC Agreement in any manner which would expressly restrict the

Collateral Agent's ability to exercise remedies in respect of the Pledged Collateral as and to the extent contemplated hereby.

      Section 4.4 Certification of Equity Interests. The Equity Interests in the Company pledged hereunder shall be "certificated securities" under the UCC.

      Section 4.5 Certificates and Instruments. Pledgor shall deliver all certificates or other instruments representing the Pledged Collateral to the Collateral Agent with all necessary instruments of transfer or assignment duly indorsed in blank. In the event Pledgor obtains possession of any certificates, or any securities or instruments forming a part of the Pledged Collateral, Pledgor shall promptly deliver the same to the Collateral Agent together with all necessary instruments of transfer or assignment duly indorsed in blank. Prior to any such delivery, any Pledged Collateral in Pledgor's possession shall be held by Pledgor in trust for the Collateral Agent.

      Section 4.6 Bankruptcy. Pledgor shall not authorize or permit the Company to (a) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or the Company's debts under any Bankruptcy Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the Company's property, (b) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company or (c) make a general assignment for the benefit of the Company's creditors. Pledgor shall not commence or join with any other Person (other than the Collateral Agent and the other Secured Parties) in commencing any proceeding against the Company under any Bankruptcy Law or any similar statute now or hereafter in effect in any jurisdiction.

                                   ARTICLE 5.
                 EXERCISE OF REMEDIES UPON AN EVENT OF DEFAULT

      Section 5.1 Remedies Generally. If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC and all other rights and remedies available at law or in equity, in each case subject to and in accordance with the Collateral Trust Agreement.

      Section 5.2 Sale of Pledged Collateral

      (a) Without limiting the generality of Section 5.1, if an Event of Default shall have occurred and be continuing, the Collateral Agent may, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale or at any of the Collateral Agent's corporate trust offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral at any such sale. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that at least ten (10) days notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any public or private sale. Pledgor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale, if commercially reasonable, was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer the Pledged Collateral to more than one offeree.

      (b) Pledgor recognizes that, if an Event of Default shall have occurred and be continuing, the Collateral Agent may elect to sell all or any part of the Pledged Collateral to one or more purchasers in privately negotiated transactions in which the purchasers will be obligated to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and Pledgor and the Collateral Agent agree that such private sales shall be made in a commercially reasonable manner and that the Collateral Agent has no obligation to engage in public sales and no obligation to delay sale of any Pledged Collateral to permit the issuer thereof to register the Pledged Collateral for a form of public sale requiring registration under the Securities Act. If the Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request Pledgor shall, from time to time, furnish to the Collateral Agent all such information as is necessary in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and rules of the SEC thereunder, as the same are from time to time in effect.

      Section 5.3 Purchase of Pledged Collateral. The Collateral Agent may be a purchaser of the Pledged Collateral or any part thereof or any right or interest therein at any sale thereof, whether pursuant to foreclosure, power of sale or otherwise hereunder and the Collateral Agent may apply the purchase price to the payment of the Secured Obligations. Any purchaser of all or any part of the Pledged Collateral shall, upon any such purchase, acquire good title to the Pledged Collateral so purchased, free of the security interests created by this Agreement.

      Section 5.4 Application of Proceeds. The Collateral Agent shall apply any proceeds from time to time held by it and the net proceeds of any collection, recovery, receipt, appropriation, realization or sale with respect to the Pledged Collateral in accordance with and subject to the Collateral Trust Agreement. For avoidance of doubt, it is understood that the Company shall remain liable to the extent of any deficiency between the amount of proceeds of the Pledged Collateral and the aggregated amount of the Secured Obligations.

                                   ARTICLE 6.
                            MISCELLANEOUS PROVISIONS

      Section 6.1 Notices. Unless otherwise specifically herein provided, any notice or other communication required or permitted under the terms and provisions hereof shall be in writing and any such notice shall become effective if given in accordance with the provisions of Section 8.5 of the Collateral Trust Agreement.

      Section 6.2 Continuing Security Interest This Agreement shall create a continuing security interest in the Pledged Collateral until the release thereof pursuant to Section 6.3.

      Section 6.3 Release. Upon the Secured Obligations Termination Date, or any sale or other transfer of the Pledged Collateral permitted under this Agreement and the other Secured Debt Documents, the Collateral Agent, upon the request, and at the expense, of Pledgor, and acting pursuant to written instructions from Pledgor, shall execute and deliver all such documentation as Pledgor may reasonably request to release the security interest created pursuant to this Agreement.

      Section 6.4 Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Collateral Agent or any other Secured Party hereunder or pursuant hereto is rescinded or must otherwise be restored or returned by the Collateral Agent or such Secured Party upon a Bankruptcy Event of Pledgor, the Company or any of the Guarantors or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Pledgor, the Company or any of the Guarantors or any substantial part of Pledgor, the Company or any of the Guarantors' assets, or upon the entry of an order by any court avoiding the payment of such amount, or otherwise, all as though such payments had not been made.

      Section 6.5 Independent Security. The security provided for in this Agreement shall be in addition to and shall be independent of every other security which the Secured Parties may at any time hold for any of the Secured Obligations hereby secured, whether or not under the Security Documents. The execution of any other Security Document shall not modify or supersede the security interest or any rights or obligations contained in this Agreement and shall not in any way affect, impair or invalidate the effectiveness and validity of this Agreement or any term or condition hereof. Pledgor hereby waives its right to plead or claim in any court that the execution of any other Security Document is a cause for extinguishing, invalidating, impairing or modifying the effectiveness and validity of this Agreement or any term or condition contained herein. The Collateral Agent shall be at liberty to accept further security from Pledgor or from any third party and/or release such security without notifying Pledgor and without affecting in any way the obligations of Pledgor under the this Agreement. The Collateral Agent shall determine if any security conferred upon the Secured Parties under the Security Documents shall be enforced by the Collateral Agent, as well as the sequence of securities to be so enforced.

      Section 6.6 Amendments. No waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by Pledgor or the Company therefrom, shall in any event be effective without the prior written consent of each of the parties hereto, and none of the Pledged Collateral shall be released without the written consent of the Collateral

Agent. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      Section 6.7 Successors and Assigns. This Agreement shall be binding upon Pledgor and the Company and their respective successors, transferees and assigns and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, transferees and assigns. Neither Pledgor nor the Company shall assign or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the Collateral Agent.

      Section 6.8 Third Party Beneficiaries. The agreements of the parties hereto are intended to benefit the Secured Parties and their respective successors and assigns.

      Section 6.9 Survival. All agreements, statements, representations and warranties made by Pledgor and the Company herein or in any certificate or other instrument delivered by Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery of this Agreement until termination hereof or the indefeasible payment in full in cash or Cash Equivalents of all of the Secured Obligations regardless of any investigation made by the Collateral Agent or the other Secured Parties or made on their behalf.

      Section 6.10 No Waiver, Remedies Cumulative. No failure or delay on the part of the Collateral Agent in exercising any right, power or privilege hereunder and no course of dealing between any of the parties hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

      Section 6.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

      Section 6.12 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      Section 6.13 Severability. in case any provision contained in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      Section 6.14 Governing Law. This Agreement shall be governed by the laws of the State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof other than Section 5-1401 of the New York General Obligations Law.

      Section 6.15 Consent to Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR OR THE COMPANY ARISING OUT OF OR RELATING HERETO OR ANY OTHER TRANSACTION DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY IN ACCORDANCE WITH SECTION 6.1; AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER IT, AS APPLICABLE, IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES THAT THE SERVICE PROCESS MAY BE MADE IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION.

      Section 6.16 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE OTHER PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT TO ENTER INTO THIS AGREEMENT.

      Section 6.17 Entire Agreement. This Agreement, together with any other agreement executed in connection herewith (including the Collateral Trust Agreement), is intended by the parties as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

      Section 6.18 Independent Obligations. Pledgor's obligations under this Agreement are independent of those of the Company. The Collateral Agent may bring a separate action against Pledgor without first proceeding against the Company or any other Person or any other security held by the Collateral Agent and without pursuing any other remedy.

      Section 6.19 Subrogation. Etc. Notwithstanding any payment or payments made by Pledgor or the exercise by the Collateral Agent of any of the remedies provided under this Agreement or any other Secured Debt Document, until the Secured Obligations Termination Date, Pledgor shall have no claim (as defined in 11 U.S.C. Section 101(5)) of subrogation to any of the rights of the Collateral Agent against the Company, the Pledged Collateral or any guaranty held by the Collateral Agent for the satisfaction of any of the Secured Obligations, nor shall Pledgor have any claims (as defined in 11 U.S.C. Section 101(5)) for reimbursement, indemnity, exoneration or contribution from the Company in respect of payments made by Pledgor hereunder. Notwithstanding the foregoing, if any amount shall be paid to Pledgor on account of such subrogation, reimbursement, indemnity, exoneration or contribution rights at any time, such amount shall be held by Pledgor in trust for the Collateral Agent segregated from other funds of Pledgor, and shall be turned over to the Collateral Agent in the exact form received by Pledgor (duly endorsed by Pledgor to the Collateral Agent if required) to be applied against the Secured Obligations in such amounts and in such order as the Collateral Agent may elect.

      Section 6.20 Collateral Trust Agreement. All the provisions contained in this Agreement are expressly subject to all of the provisions contained in the Collateral Trust Agreement in all respects. The rights, powers, benefits, privileges, immunities and indemnities given to the Collateral Agent and set forth in the Collateral Trust Agreement are hereby expressly incorporated herein and shall survive the termination of this Agreement and the resignation or removal of the Collateral Agent.

      Section 6.21 No Recourse Against Pledgor or the Company. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT OR ANY OTHER SECURED DEBT DOCUMENT, THE NOTES, THE TERM LOANS, THE REVOLVING LOANS AND ALL RELATED GUARANTEES ARE NON-RECOURSE SECURED OBLIGATIONS OF PLEDGOR, THE COMPANY AND THE GUARANTORS PARTY THERETO, AS APPLICABLE. THE ONLY RECOURSE A SECURED PARTY WILL HAVE WITH RESPECT TO THE PAYMENT OF PRINCIPAL OF, OR INTEREST OR PREMIUM ON, ANY OF THE FOREGOING OBLIGATIONS WILL BE ENFORCEMENT OF ITS RIGHTS AGAINST THE COLLATERAL PURSUANT TO THE SECURITY DOCUMENTS.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have caused this Membership Interest Pledge Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

                                          CALPINE GENERATING COMPANY, LLC,
                                          a Delaware limited liability company

                                          By: /s/ Zamir Rauf
                                              ----------------------------------
                                          Name: Zamir Rauf
                                          Title: Vice President

                                          CALGEN EXPANSION COMPANY, LLC,
                                          a Delaware limited liability company

                                          By: /s/ Zamir Rauf
                                              ----------------------------------
                                          Name: Zamir Rauf
                                          Title: Vice President

[Calpine Generating Company, LLC-Pledge Agreement]

                                          WILMINGTON TRUST COMPANY,
                                          as Collateral Agent

                                          By: /s/ James J. McGinley
                                              ----------------------------------
                                          Name: James J. McGinley
                                          Title: Athorized Signer

[Calpine Generating Company, LLC - Pledge Agreement]

                                                                      Schedule I
                                                             to Pledge Agreement

                                  CERTIFICATES

LLC Interest Certificate No. 2 in CalGen Expansion Company, LLC

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

                 THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME- Insert only one debtor name (1a or 1b)- do not abbreviate or combine names

   1a. ORGANIZATION'S NAME
   Calpine Generating Company, LLC
OR
   1b. INDIVIDUAL'S LAST NAME                            FIRST NAME                 MIDDLE NAME                       SUFFIX

1c. MAILING ADDRESS                                        CITY                     STATE    POSTAL CODE              COUNTRY
c/o Calpine Corporation, 50 West San Fernando Street     San Jose                    CA      95113                     U.S.A.

1d. TAX ID # SSN OR EIN  ADDL. INFO RE  1e. TYPE OF      1f. JURIDICTION OF         1g. ORGANIZATIONAL ID #, if any
                        ORGANIZATION   ORGANIZATION      ORGANIZATION
                        DEBTOR         LLC               Delaware                   DE3282581                         [ ] NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - Insert only one debtor name (2a or 2b)- do not abbreviate or combine names

   2a. ORGANIZATION'S NAME
OR
   2b. INDIVIDUAL'S LAST NAME                            FIRST NAME                 MIDDLE NAME                       SUFFIX

2c. MAILING ADDRESS                                        CITY                     STATE    POSTAL CODE              COUNTRY

2d. TAX ID # SSN OR EIN  ADDL INFO RE  2e. TYPE OF       2f. JURISDICTION OF        2g. ORGANIZATIONAL ID #, if any
                        ORGANIZATION   ORGANIZATION      ORGANIZATION
                        DEBTOR                                                                                        [ ] NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - Insert only one secured party name (3a or 3b)

   3a. ORGANIZATION'S NAME
   Wilmington Trust Company, as Collateral Agent
OR
   3b. INDIVIDUAL'S LAST NAME                            FIRST NAME                 MIDDLE NAME                       SUFFIX

3c. MAILING ADDRESS                                        CITY                     STATE    POSTAL CODE              COUNTRY

Rodney Square N., 1100 N. Market St. Attn : Corp. Capital  Wilmiagton                DE      19890                     U.S.A.
Mkts.

4. This FINANCING STATEMENT covers the following Collateral:

   See Exhibit A attached hereto.

5. ALTERNATIVE DESIGNATION    LESSEE/LESSOR   CONSIGNEE/CONSIGNOR   BAILEE/BAILOR   SELLER/BUYER        AG.LIEN      NON-UCC FILING
   [if applicable]:

6.  This FINANCING STATEMENT is to be filed    7. Check to REQUEST SEARCH REPORT(S) on Debtor(s)
    [for record] (or recorded) in the REAL
     ESTATE      RECORDS     [if applicable]      [ADDITIONAL FEE]              [optional]         All Debtors  Debtor 1  Debtor 2
     Attach     Addendurn

8. OPTIONAL FILER REFERENCE DATA
   TO BE FILED WITH THE SECTRETARY OF STATE OF DELAWARE.

FILING OFFICE COPY -NATIONAL UCC FINANCING STATEMENT (FORM UCC1)(REV. 07/29/98)

DEBTOR:                 CALPINE GENERATING COMPANY, LLC

SECURED PARTY:          WILMINGTON TRUST COMPANY, AS COLLATERAL AGENT

                               EXHIBIT A TO UCC1

This financing statement covers all the estate, right, title and interest of Debtor, now owned or hereafter acquired, in, to and under any and all of the following (the "Collateral"):

(i) all of Debtor's Equity Interests (the "Equity Interests"), as defined more fully in that certain Membership Interest Pledge Agreement, dated as of March 23, 2004, by and among Debtor, Company, and Secured Party (the "Pledge Agreement") in CalGen Expansion Company, LLC, a Delaware limited liability company (the "Company") and all of Debtor's rights to acquire membership or other Equity Interests in the Company in addition to or in exchange or substitution for any Equity Interests in the Company;

(ii) all of Debtor's rights, privileges, authority and powers as an owner of Equity Interests in the Company under that certain Limited Liability Company Operating Agreement of Company, dated as of October 31,2002, as amended, supplemented or modified or replaced from time to time(the "LLC Agreement");

(iii) all certificates or other documents (if any) representing any and all of the foregoing in clauses (i) and (ii), including, without limitation, the certificates listed on Schedule I to the Pledge Agreement;

(iv) all dividends, distributions, cash, securities, instruments and other property or proceeds of any kind to which Debtor may be entitled in its capacity as an owner of Equity Interests in the Company by way of distribution, return of capital or otherwise;

(v) any other claim which Debtor now has or may in the future acquire in its capacity as an owner of Equity Interests in the Company against the Company and its property; and

(vi) all proceeds, products and accessions of and to any of the property described in the preceding clauses (i) through (v).

                                       1